Exhibit 5.1

[Letterhead of Fasken Martineau DuMoulin LLP]

December 10, 2009

Board of Directors

Golden Star Resources Ltd.

10901 West Toller Drive

Suite 300

Littleton, Colorado

80127-6312

Re: Golden Star Resources Ltd.

Dear Sirs:

We have acted as Canadian counsel to Golden Star Resources Ltd. (the “Corporation”), a corporation incorporated under the federal laws of Canada, with respect to certain legal matters relating to (i) the Registration Statement on Form S-3 (Registration No. 333-155767), as amended (the “Registration Statement”), including the base prospectus contained therein (the “Base Prospectus”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of registering under the Securities Act, among other securities, common shares of the Corporation without par value (the “Common Shares”) and (ii) the prospectus supplement to the Base Prospectus, dated December [10], 2009 filed with the Commission under Rule 424(b) under the Securities Act relating to Common Shares to be distributed by the Agents (as defined below) in the United States (the “U.S. Prospectus”) and a short form prospectus dated December [10], 2009 filed with the Commission under Rule 424(b) under the Securities Act relating to Common Shares to be distributed by the Underwriters (as defined below) outside the United States (the “Canadian Prospectus”, and together with the U.S. Prospectus, the “Prospectuses”). The Prospectuses have been filed in connection with the offer and sale of up to an aggregate of 20,000,000 Common Shares (the “Shares”) by the Company pursuant to the terms of an underwriting agreement dated December 4, 2009 (the “Underwriting Agreement”) between the Corporation and BMO Nesbitt Burns Inc., Wellington West Capital Markets Inc. and Macquarie Capital Markets Canada Ltd. (collectively, the “Underwriters”) and an Agency Agreement dated December 4, 2009 (the “Agency Agreement”) between the Corporation and BMO Capital Markets Corp., Wellington West Capital Markets (USA) Inc. and Macquarie Capital Markets North America Ltd. (collectively, the “Agents”).

Examinations

In rendering the opinions below, we have examined and relied upon:

(a)	the Registration Statement and the Prospectuses;

Golden Star Resources Ltd.

December 10, 2009

(b)	the Underwriting Agreement and the Agency Agreement;

(c)	a certificate of an officer of the Corporation dated the date hereof certifying certain matters including, among other things:

(i)	the articles of the Corporation;

(ii)	the by-laws of the Corporation;

(iii)	the resolutions of the board of directors of the Corporation approving transactions contemplated in the Underwriting Agreement and the Agency Agreement, including the issuance of the Shares; and

(iv)	certain factual matters; and

(d)	a certificate of compliance dated the date hereof issued pursuant to the Canada Business Corporations Act relating to the Corporation.

We have considered such questions of law and examined such statutes and regulations of the Province of Ontario and of Canada applicable therein as they exist on the date hereof, as we have considered necessary or relevant as a basis for our opinions.

Jurisdiction and Effective Date

Our opinions herein are restricted to and based upon the laws of the Province of Ontario and the federal laws of Canada applicable therein in force on the date hereof (collectively, “Ontario Law”).

We assume no obligation to revise or supplement this opinion should Ontario Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof.

Assumptions

For the purpose of delivering our opinions herein, we have assumed that the Shares will be issued and sold only in the manner stated in the Registration Statement and the Prospectuses and only in accordance with the terms of the Underwriting Agreement and the Agency Agreement.

Golden Star Resources Ltd.

December 10, 2009

Opinions

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that, when the Shares have been issued and delivered in accordance with the terms of the Underwriting Agreement and the Agency Agreement, and upon payment to the Corporation of the full consideration therefor provided for in the Underwriting Agreement and the Agency Agreement, such Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

This opinion letter has been prepared for filing by the Corporation as an exhibit to a Current Report on Form 8-K (the “Form 8-K”). The Form 8-K will be incorporated by reference in the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Form 8-K. We also consent to the reference to this firm under the heading “Legal Matters” in the Registration Statement and the Prospectuses. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the securities Act or the rules of the Securities and Exchange Commission thereunder.

Yours truly,

“Fasken Martineau DuMoulin LLP”

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